                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-33932, 333-55926 and 333-71254.


/s/ Arthur Andersen LLP

Boston, Massachusetts
January 25, 2002